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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                                   -------------

                                      FORM 8-K


                                   CURRENT REPORT
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 3, 1998
                                                --------------------------------


                              DIGI INTERNATIONAL INC.
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               (Exact name of Registrant as specified in its charter)


           DELAWARE                     0-17972               41-1532464
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 (State or other jurisdiction  (Commission File Number)      (IRS Employer
       of incorporation)                                  Identification No.)




            11001 BREN ROAD EAST
            MINNETONKA, MINNESOTA                                55343
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  (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (612) 912-3444
                                                   -----------------------------

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Item 5.   OTHER EVENTS.

               Digi International Inc., a Delaware corporation (the "Company"), announced on September 3, 1998 that the Company's Board of Directors has authorized the Company to purchase up to 1 million shares of its Common Stock, par value $.01 per share ("Common Stock"), from time to time on the open market or otherwise. Shares of Common Stock purchased will be used for the Company's
Stock Option Plan and Employee Stock Purchase Plan. The Company has approximately 15.2 million shares of Common Stock outstanding.

               The Company also announced on September 3, 1998 that Jonathon E.
Killmer, Senior Vice President, Chief Financial Officer and Treasurer, will leave the Company, effective October 30, 1998, to pursue personal interests.

               Additional information regarding these announcements is contained in the Press Release of the Company included herein as an exhibit.


Item 7.   EXHIBITS.

               99.  Press Release of the Company dated September 3, 1998.



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                                     SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              DIGI INTERNATIONAL INC.



Date:  September 4, 1998      By /s/ Jonathon E. Killmer
                                 ----------------------------------------------
                                 Jonathon E. Killmer
                                 Senior Vice President, Chief Financial Officer
                                 and Treasurer


                                          3
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                                   EXHIBIT INDEX


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

No.    Exhibit                                               Page
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
99      Press release of the Company dated September 3,       Filed
        1998.                                                 Electronically
